EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporated by reference in this Registration Statement on Form S-8 of our report dated April 8, 2003, relating to the consolidated financial statements and financial schedule of Circle Group Holdings, Inc. and subsidiaries (f/k/a Circle Group Holdings, Inc.), which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ SPECTOR & WONG, LLP
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Spector & Wong, LLP
Pasadena, California
October 27, 2003